Exhibit 10.3

NEITHER THIS NOTE NOR ANY SECURITIES ISSUED UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE IS BEING PURCHASED FOR INVESTMENT AND OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 506 UNDER REGULATION D AND/OR SECTION 4(a)(2) THEREOF. THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

VIA MOTORS INTERNATIONAL, INC.

SECURED PROMISSORY NOTE NO. 1

US $2,181,889.00	May 20, 2022

Lender:  IDEANOMICS, INC.

FOR VALUE RECEIVED, under the Agreement and Plan of Merger Agreement, dated as of August 31, 2021, by and among Ideanomics, Inc., a Nevada corporation (the “Lender”), VIA Motors International, Inc., a Delaware corporation (the “Borrower”) and the other parties thereto, as amended by Amendment No. 1 to Agreement and Plan of Merger dated May 20, 2022 (the “Merger Agreement”), the undersigned, Borrower hereby promises to pay to the above named Lender or any subsequent holder the principal sum of TWO MILLION ONE HUNDRED EIGHTY-ONE THOUSAND EIGHT HUNDRED EIGHTY-NINE Dollars (US$2,181,889). Simple interest on the outstanding principal hereof shall accrue from the date hereof to the Maturity Date at the rate of four percent (4%) per annum (such principal and interest together and all other amounts due and owing hereunder, the “Obligations”). All computations of interest under this Secured Promissory Note (this “Note”) shall be made on the basis of a 365-day year and the actual days elapsed (including the first but excluding the last day) occurring in the period. Capitalized terms not otherwise defined herein have the meanings given in the Merger Agreement.

1.             Maturity. All principal and accrued but unpaid interest under this Note will be due and payable as follows: (i) if Borrower terminates the Merger Agreement under Section 9.1(d) of thereof or if Parent terminates the Merger Agreement under Section 9.1(b) thereof, this Note will be due and payable on the 6 month anniversary of the occurrence of such termination; or (ii) if the Merger Agreement is terminated under Section 9.1(a), (c) or (d) thereof or for any other reason, this Note will be due and payable on the 12 month anniversary of the occurrence of such termination.

2.             Repayment and Application of Repayment. Borrower shall have the privilege, without penalty, of repaying all or any part of this Note at any time. Any payments shall be applied first to unpaid interest accrual and then to outstanding principal.

3.             Security Interest. The Borrower hereby assigns and pledges to the Lender, and hereby grants to the Lender a first priority security interest in all of the Borrower’s right, title and interest in and to the Collateral (as defined below), whether now owned or hereafter acquired by the Borrower, including all proceeds of any and all of the foregoing or hereinafter-described Collateral (including, without limitation, proceeds that constitute property of the types described herein) and, to the extent not otherwise included, all policies of insurance on any property of the Borrower and all payments and proceeds under any such insurance (whether or not the Lender is the loss payee thereof), or any indemnity warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; all cash; and all books of account and records, including all computer software relating thereto. This Note secures the payment of all Obligations of the Borrower to the Lender, now or hereafter existing or arising. Without limiting the generality of the foregoing, this Note secures the payment of all amounts that constitute part of the Obligation and would be owed by the Borrower to the Lender but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

As used herein, “Collateral” means the following properties, assets and rights of the Borrower, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof: all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and all accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles and intellectual property).

Borrower and Lender acknowledge that the Collateral securing this Note is also pledged as security for the Secured Convertible Promissory Note dated August 30, 2021 executed by the Borrower in favor of the Lender.

4.             Waiver of Presentment. Every maker, endorser and guarantor hereof, or of the indebtedness evidenced hereby, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under the homestead exemption law, if any, or any other exemption or insolvency laws, and consents that the holder may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

5.             Events of Default. If any of the following events of default shall occur with respect to the Borrower, then any unpaid portion of this Note shall automatically become due and payable in cash, without presentation, presentment, protest or demand or notice of any kind, all of which are hereby expressly waived by the Borrower, and the Lender may proceed to enforce payment in such a manner as it may elect:

(i)	the failure of the Borrower to pay any amount due under this Note, whether principal, interest or otherwise, within fifteen (15) days after it first becomes due;
(ii)	the commencement of a voluntary case under Title 11 of the United States Code, as from time to time in effect, or the authorization, by appropriate proceedings of its board of directors or other governing body, of commencement of such a voluntary case;

(iii)	the filing against it of a petition commencing an involuntary case under said Title 11 and such petition shall remain undismissed and unstayed for a period of 60 days;
(iv)	relief is sought by it as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or it consents to or acquiesces in such relief;

(v)	any order having been entered against it by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (C) assuming custody of, or the appointment of a receiver or other custodian for, all or a substantial part of its property; or

(vi)	the making of an assignment for the benefit of, or entering into a composition with, its creditors, or the appointing or consent to the appointment of a receiver or other custodian for all or a substantial part of its property.

6.             Waivers. No delay or omission by the Lender in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

7.             Amendment. This Note may be modified or amended only by a written agreement of the Borrower and the Lender, which shall be binding upon the Lender and the Borrower.

8.             Transfer Restrictions. This Note is not a negotiable instrument. The rights and benefits of the Lender hereunder shall not be assigned, exchanged, or otherwise transferred without the prior written consent of the Borrower. The Borrower shall not assign or delegate this Note or any of its liabilities or obligations hereunder without the prior written consent of the Lender.

9.             Collection Costs. The Borrower shall pay all of the costs and expenses incurred by the Lender in connection with its enforcement of this Note, including, without limitation, reasonable and documented out of pocket fees and expenses of one outside counsel to the Lender.

10.           Expenses; Indemnification. The Borrower shall pay all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Note, including its rights under this Section 10, or in connection with the Obligations, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Obligations.

The Borrower shall indemnify the Lender and its Affiliates and the respective directors, officers, employees, agents and advisors of the Lender and its Affiliates (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by third Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Note, the performance by the parties hereto of their respective obligations hereunder, (ii) a default by the Borrower in the performance or observance of any covenant or condition contained in this Note, including any failure of the Borrower to pay or convert when due (by acceleration or otherwise) any principal, interest, fees or any other amount due hereunder, (iii) any Obligations or the use or proposed use of the proceeds therefrom, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Note or any agreement or instrument contemplated hereby, the transactions contemplated therein, or the Obligations.

All amounts due under this Section 10 shall be payable promptly after written demand therefor.

11.          Governing Law. The terms and provisions of Section 10.4 (Governing Law) of the Merger Agreement shall apply mutatis mutandis to this Note.

12.           Jurisdiction; Court Proceedings; Waiver of Jury Trial. The terms and provisions of Section 10.11 (Jurisdiction; Court Proceedings; Waiver of Jury Trial) of the Merger Agreement shall apply mutatis mutandis to this Note.

13.            Notices. The terms and provisions of Section 10.3 (Notices) of the Merger Agreement shall apply mutatis mutandis to this Note.

14.          Cancellation. Notwithstanding anything to the contrary contained in this Note, all of the Obligations under this Note shall be cancelled upon the consummation of the Closing.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the day and year first set forth above.

VIA MOTORS INTERNATIONAL, INC.

By:	/s/ Alan Perriton
Alan Perriton, President

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